UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2009

INTERMUNE, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

0-29801	94-3296648
(Commission File Number)	(IRS Employer Identification Number)

3280 Bayshore Boulevard

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 466-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On September 22, 2009, InterMune, Inc., (the “Company”) agreed with funds affiliated with Visium Asset Management (“Visium”) to exchange $3,787,000 in aggregate principal amount of the Company’s .25% Convertible Senior Notes due 2011 (the “2011 Notes”) for an aggregate of 249,942 shares of the Company’s common stock (the “Visium Exchange Shares”).

In a separately negotiated transaction, on September 23, 2009, the Company agreed with AQR Absolute Return Master Account, L.P. (“AQR”) to exchange $3,000,000 in aggregate principal amount of the 2011 Notes for that number of shares of the Company’s common stock equal to the sum of the Daily Share Amounts for each of the ten trading days on The NASDAQ Stock Market during the period beginning September 24, 2009 and ending October 7, 2009. For purposes of the transaction with AQR, “Daily Share Amount” means that number of shares of the Company’s common stock equal to 300 multiplied by the sum of (A) 46.2283 and (B) the quotient of (i) $342.50 divided by (ii) the volume-weighted average price per share of the Company’s common stock (“VWAP”) for such trading day, subject to a floor VWAP cap of $16.49 per share and ceiling VWAP cap of $18.25 per share, rounded down to the nearest whole number of shares (the “AQR Exchange Shares”).

On September 23, 2009, the Company also agreed with CNH CA Master Account, L.P. (“CNH”) to exchange $1,000,000 in aggregate principal amount of the 2011 Notes for that number of shares of the Company’s common stock equal to the sum of the Daily Share Amounts for each of the ten trading days The NASDAQ Stock Market during the period beginning on September 24, 2009 and ending on October 7, 2009. For purposes of the transaction with CNH, “Daily Share Amount” means that number of shares of the Company’s common stock equal to 100 multiplied by the sum of (A) 46.2283 and (B) the quotient of (i) $342.50 divided by (ii) the VWAP for such trading day, subject to a floor VWAP cap of $16.49 per share and ceiling VWAP cap of $18.25 per share, rounded down to the nearest whole number of shares (the “CNH Exchange Shares” and, together with the Visium Exchange Shares and the CNH Exchange Shares, the “Exchange Shares”).

Due to structure of the transactions with AQR and CNH, the exact number of AQR Exchange Shares and CNH Exchange Shares issuable to AQR and CNH, respectively, cannot yet be determined. For purposes of illustration, however, assuming a VWAP of $16.49 per share for each day of the ten-day trading period, the total number of AQR Exchange Shares would be 201,000 and the total number of CNH Exchange Shares would be 67,000.

The Company currently expects to issue the Exchange Shares in the above described transactions not more than three business days following the date when all closing conditions have been satisfied or waived, respectively.

As the Exchange Shares are to be exchanged by the Company with each of Visium, AQR and CNH exclusively and solely for 2011 Notes, the transactions will be exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 3(a)(9) thereof. None of Visium, AQR or CNH has made, nor will be requested to make, any cash payment to the Company in connection with the exchange, and the Company will not receive any proceeds from the issuance of the Exchange Shares. No consideration has been, or is to be, given, directly or indirectly, to any person in connection with the transaction, except for payments by the Company of the fees and expenses of its legal and financial advisors. Goldman, Sachs & Co. acted as the Company’s financial advisor in connection with the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2009	INTERMUNE, INC.

	By:	/s/ John Hodgman
John Hodgman Senior Vice President and Chief Financial Officer